UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2021

CYCLERION THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 First Street, 18th Floor
Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At Cyclerion Therapeutics, Inc.’s (the “Company”) annual meeting of stockholders held on June 24, 2021, as contemplated by the Company’s definitive proxy material for the meeting, certain matters were submitted to a vote of stockholders.  The following tables summarize the results of voting with respect to each matter:

1.  Election of Directors:

	For	Against	Withheld	Broker Non-Votes
Kevin Churchwell, M.D.	20,034,155	0	57,455	4,025,472
George Conrades	20,011,263	0	80,347	4,025,472
Errol De Souza, Ph.D.	19,388,700	0	702,910	4,025,472
Marsha Fanucci	19,598,737	0	492,873	4,025,472
Peter M. Hecht, Ph.D.	19,948,022	0	143,588	4,025,472
Ole Isacson, M.D., Ph.D.	20,033,506	0	58,104	4,025,472
Stephanie Lovell	20,064,598	0	27,012	4,025,472
Terrance McGuire	20,000,066	0	91,544	4,025,472
Michael Mendelsohn, M.D.	20,038,610	0	53,000	4,025,472

2.  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstain
23,981,513	132,953	2,616

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: June 25, 2021	By:	/s/ Anjeza Gjino
		Name:	Anjeza Gjino
		Title:	Chief Financial Officer

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